Exhibit 99.1

FOR IMMEDIATE RELEASE

At the Company
Becky Niiya	Jeff Goeser
Director, Corporate Communications	Managing Director, Investor Relations
(402) 574-6652	(402) 597-8464
rebecca.niiya@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade Reports Second Quarter Fiscal 2019 Results

GAAP Diluted EPS $0.89; Non-GAAP Diluted EPS $0.93 (1)

Net New Client Assets of $20B

Average Client Trades per Day of 860,000

OMAHA, Neb., April 23, 2019 – TD Ameritrade Holding Corporation (Nasdaq: AMTD) has released results for the second quarter of fiscal 2019. The Company gathered $20 billion in net new client assets and reported client trading activity of approximately 860,000 client trades per day, on average.

Financial results for the quarter ended March 31, 2019 include the following:(2)

•	Net revenues of $1.5 billion, up 2 percent year-over-year

•	$0.89 in GAAP earnings per diluted share, up 85 percent year over year, on net income of $499 million

•	$0.93 in Non-GAAP earnings per diluted share,(1) up 27 percent year over year

•	Pre-tax GAAP income of $668 million, or 46 percent of net revenues

•	Net new client assets of approximately $20 billion, an annualized growth rate of 7 percent

•	Average client trades per day of approximately 860,000, down 9 percent year over year from a record quarter

“Markets rebounded in the quarter with the S&P 500 climbing more than 13 percent as stocks rounded out one of the best quarters in nearly 10 years. At the same time, reaction to the market correction at the end of 2018, and worries about a slowing global economy, tempered some investor engagement,” said Tim Hockey, TD Ameritrade president and chief executive officer. “It’s important for us to help our clients understand why these market conditions matter to them so they can make the appropriate investments to meet their needs.

“We are confident in our long-term strategy to compete and win on the client experience for both individual investors and registered investment advisors,” Hockey continued. “While net new asset growth slowed in the quarter, net new assets are up 6 percent year-to-date from last year.”

“Calmer markets dampened trading volume this quarter and the prospect of the end of rate hikes caused advisors to put their clients’ money to work,” said Steve Boyle, executive vice president and chief financial officer. “Our focus is on the long-term and we’re committed to driving profitable, sustainable top- and bottom-line growth to deliver on our financial targets. As we look to the second half of the year, we’re prepared to navigate any potential short-term revenue headwinds while continuing to invest in our business.”

Capital Management

The Company paid $169 million in cash dividends its second fiscal quarter, or $0.30 per share.

The Company has declared a $0.30 per share quarterly cash dividend, payable on May 21, 2019 to all holders of record of common stock as of May 7, 2019.

During the March quarter, the Company paid $317 million in cash to repurchase 6.5 million shares. As of March 31, 2019, the Company has approximately 12 million shares remaining for share repurchases under its stock repurchase program.

Company Hosts Conference Call

TD Ameritrade will hold its second quarter conference call tomorrow morning, April 24, 2019, at 8:30 a.m. EDT (7:30 a.m. CDT) to take questions from analysts. Participants may listen to the conference call by dialing 866-393-4306. A complete audio recording of management’s remarks, an abridged text version of the remarks and a company overview are now available on the “Investor Relations” page of www.amtd.com under the “Earnings” header. Conference call participants are encouraged to reference these materials prior to the call.

A replay of the phone call will be available by dialing 855-859-2056 and entering the Conference ID 2286029 beginning at 11:30 a.m. EDT (10:30 a.m. CDT) on April 24, 2019. The replay will be available until 11:59 p.m. EDT (10:59 p.m. CDT) on May 1, 2019. A transcript of the call will be available on the Company’s corporate web site, www.amtd.com, via the “Earnings” page beginning Thursday, April 25, 2019.

More information about TD Ameritrade’s upcoming corporate events and management speaking engagements, such as quarterly earnings conference calls, is available via the Company’s Calendar which is located on the “Investor Relations” page of www.amtd.com.

Interested parties should visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date information on corporate financial reports, press releases, SEC filings and events. The Company also communicates this information via Twitter, @TDAmeritradePR. Website links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation

TD Ameritrade provides investing services and education to more than 11 million client accounts totaling approximately $1.3 trillion in assets, and custodial services to more than 7,000 registered investment advisors. We are a leader in U.S. retail trading, executing an average of approximately 850,000 trades per day for our clients, more than a quarter of which come from mobile devices. We have a proud history of innovation, dating back to our start in 1975, and today our team of 10,000-strong is committed to carrying it forward. Together, we are leveraging the latest in cutting edge technologies and one-on-one client care to transform lives, and investing, for the better. Learn more by visiting TD Ameritrade’s newsroom at www.amtd.com, or read our stories at Fresh Accounts.

Safe Harbor

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, forward-looking statements contained in this discussion include our expectations regarding: the effect of client trading activity on our results of operations; the effect of changes in interest rates on our net interest spread; the amount of net revenues; average commissions per trade; the amounts of total operating expenses and advertising expense; our effective income tax rate; our capital and liquidity needs and our plans to finance such needs; and our plans to return capital to stockholders through cash dividends and share repurchases. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: economic, social and political conditions and other securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting our business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; difficulties and delays in integrating the Scottrade Financial Services, Inc. (“Scottrade”) business or fully realizing cost savings and other benefits from the acquisition; disruptions from the Scottrade acquisition; or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the inability to achieve synergies or to implement integration plans and other consequences associated with other acquisitions; and the other risks and uncertainties set forth under Item 1A. – Risk Factors of the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2018. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1 See attached reconciliation of non-GAAP financial measures.

2 Please see the Glossary of Terms, located in the “Investor relations” section of www.amtd.com under the “Financial Reports” heading for more information on how these metrics are calculated.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org).

Advisory services are provided by TD Ameritrade Investment Management, LLC (“TD Ameritrade Investment Management”), a registered investment advisor. Brokerage services provided by TD Ameritrade, Inc. TD Ameritrade Investment Management provides discretionary advisory services for a fee. Risks applicable to any portfolio are those associated with its underlying securities. For more information, please see the Disclosure Brochure (Form ADV Part 2A) http://www.tdameritrade.com/forms/TDA4855.pdf

TD AMERITRADE HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

In millions, except per share amounts

(Unaudited)

	Quarter Ended			Six Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Mar. 31, 2018	Mar. 31, 2019	Mar. 31, 2018
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$487	$537	$556	$1,024	$996
Asset-based revenues:
Bank deposit account fees	430	428	381	858	762
Net interest revenue	362	376	308	737	585
Investment product fees	137	143	141	280	274

Total asset-based revenues	929	947	830	1,875	1,621
Other revenues	35	32	29	68	55

Net revenues	1,451	1,516	1,415	2,967	2,672

Operating expenses:
Employee compensation and benefits	340	317	461	657	875
Clearing and execution costs	53	49	56	102	103
Communications	38	42	46	80	99
Occupancy and equipment costs	65	68	79	133	160
Depreciation and amortization	36	35	35	71	69
Amortization of acquired intangible assets	31	31	37	62	75
Professional services	74	74	86	147	160
Advertising	74	58	90	132	154
Other	35	46	129	81	245

Total operating expenses	746	720	1,019	1,465	1,940

Operating income	705	796	396	1,502	732

Other expense (income):
Interest on borrowings	37	32	24	70	44
Loss on sale of investments	—	—	—	—	11
Other	—	(14)	—	(14)	2

Total other expense (income)	37	18	24	56	57

Pre-tax income	668	778	372	1,446	675
Provision for income taxes(1)	169	174	101	343	107

Net income	$499	$604	$271	$1,103	$568

Earnings per share – basic	$0.89	$1.07	$0.48	$1.97	$1.00
Earnings per share – diluted	$0.89	$1.07	$0.48	$1.96	$1.00
Weighted average shares outstanding – basic	560	562	567	561	567
Weighted average shares outstanding – diluted	562	564	570	563	569
Dividends declared per share	$0.30	$0.30	$0.21	$0.60	$0.42

(1)

The provision for income taxes was lower for the six months ended March 31, 2018, primarily due to the realization of approximately $78 million of after-tax benefits recognized during the quarter ended December 31, 2017. These after-tax benefits were primarily attributable to the enactment of the Tax Cuts and Jobs Act.

TD AMERITRADE HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In millions

(Unaudited)

	Mar. 31, 2019	Sept. 30, 2018
Assets:
Cash and cash equivalents	$2,674	$2,690
Segregated cash and investments	5,580	3,185
Broker/dealer receivables	1,626	1,374
Client receivables, net	20,778	22,616
Investments available-for-sale, at fair value	894	484
Goodwill and intangible assets	5,494	5,556
Other	1,633	1,615

Total assets	$38,679	$37,520

Liabilities and stockholders' equity:
Liabilities:
Broker/dealer payables	$2,473	$2,980
Client payables	23,240	22,884
Long-term debt and other borrowings	3,520	2,535
Other	1,123	1,118

Total liabilities	30,356	29,517
Stockholders' equity	8,323	8,003

Total liabilities and stockholders' equity	$38,679	$37,520

TD AMERITRADE HOLDING CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarter Ended			Six Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Mar. 31, 2018	Mar. 31, 2019	Mar. 31, 2018
Key Metrics:
Net new assets (in billions)	$19.6	$31.8	$22.2	$51.5	$48.6
Net new asset growth rate (annualized)	7%	10%	8%	8%	9%
Average client trades per day	860,359	927,849	943,058	894,378	833,432

Profitability Metrics:
Operating margin	48.6%	52.5%	28.0%	50.6%	27.4%
Pre-tax margin	46.0%	51.3%	26.3%	48.7%	25.3%
Return on average stockholders' equity (annualized)	23.7%	29.5%	14.4%	26.6%	15.3%
Net profit margin	34.4%	39.8%	19.2%	37.2%	21.3%
EBITDA(1) as a percentage of net revenues	53.2%	57.8%	33.1%	55.6%	32.3%

Liquidity Metrics:
Interest on borrowings (in millions)	$37	$32	$24	$70	$44
Interest coverage ratio (EBITDA(1)/interest on borrowings)	20.9	27.4	19.5	23.6	19.6
Cash and cash equivalents (in billions)	$2.7	$5.1	$1.4	$2.7	$1.4
Liquid assets(1)(2) (in billions)	$2.6	$2.6	$0.8	$2.6	$0.8

Transaction-Based Revenue Metrics:
Total trades (in millions)	52.5	57.5	57.5	110.0	102.9
Average commissions per trade	$7.01	$7.09	$7.50	$7.05	$7.52
Trading days	61.0	62.0	61.0	123.0	123.5
Order routing revenue (in millions)	$119	$129	$125	$248	$222

Spread-Based Asset Metrics:
Average bank deposit account balances (in billions)	$114.7	$114.3	$118.3	$114.5	$118.7
Average interest-earning assets (in billions)	31.0	30.0	32.0	30.5	31.8

Average spread-based balances (in billions)	$145.7	$144.3	$150.3	$145.0	$150.5

Bank deposit account fee revenue (in millions)	$430	$428	$381	$858	$762
Net interest revenue (in millions)	362	376	308	737	585

Spread-based revenue (in millions)	$792	$804	$689	$1,595	$1,347

Avg. annualized yield – bank deposit account fees	1.50%	1.47%	1.29%	1.48%	1.27%
Avg. annualized yield – interest-earning assets	4.66%	4.90%	3.86%	4.78%	3.64%
Net interest margin (NIM)	2.17%	2.18%	1.83%	2.18%	1.77%

(1)	See attached reconciliation of non-GAAP financial measures.

(2)

In June 2018, the presentation of the liquid assets metric was revised in order to provide a consolidated view of our liquidity. Liquid assets may be utilized for general corporate purposes. The prior period, which provided a view of our liquidity net of operational contingencies and other obligations, has been updated to conform to the current presentation.

NOTE: See Glossary of Terms on the Company's website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarter Ended			Six Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Mar. 31, 2018	Mar. 31, 2019	Mar. 31, 2018
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	11,630,000	11,514,000	11,129,000	11,514,000	11,004,000
Funded accounts (end of period)	11,763,000	11,630,000	11,266,000	11,763,000	11,266,000
Percentage change during period	1%	1%	1%	2%	2%

Client assets (beginning of period, in billions)	$1,161.6	$1,297.5	$1,178.8	$1,297.5	$1,118.5
Client assets (end of period, in billions)	$1,297.1	$1,161.6	$1,185.7	$1,297.1	$1,185.7
Percentage change during period	12%	(10%)	1%	(0%)	6%

Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$5.8	$2.9	$8.7	$4.3	$9.3
Average annualized yield	2.26%	2.01%	1.31%	2.18%	1.19%

Interest revenue (in millions)	$33	$15	$28	$48	$56

Client margin balances:
Average balance (in billions)	$19.4	$22.1	$19.1	$20.8	$18.3
Average annualized yield	5.28%	5.10%	4.45%	5.19%	4.35%

Interest revenue (in millions)	$257	$289	$213	$545	$404

Securities borrowing/lending:
Average securities borrowing balance (in billions)	$0.9	$0.6	$0.9	$0.8	$1.0
Average securities lending balance (in billions)	$2.3	$2.7	$2.8	$2.5	$2.7

Net interest revenue – securities borrowing/lending (in millions)	$49	$54	$61	$103	$114

Other cash and interest-earning investments:
Average balance (in billions)	$4.9	$4.4	$3.3	$4.6	$3.2
Average annualized yield	2.03%	1.83%	1.03%	1.94%	0.93%

Interest revenue – net (in millions)	$25	$20	$8	$45	$15

Client credit balances:
Average balance (in billions)	$19.2	$19.3	$21.5	$19.3	$21.4
Average annualized cost	0.05%	0.04%	0.04%	0.04%	0.03%

Interest expense (in millions)	($2)	($2)	($2)	($4)	($4)

Average interest-earning assets (in billions)	$31.0	$30.0	$32.0	$30.5	$31.8
Average annualized yield	4.66%	4.90%	3.86%	4.78%	3.64%

Net interest revenue (in millions)	$362	$376	$308	$737	$585

Investment Product Fee Revenue:
Fee-based investment balances:
Average balance (in billions)	$273.7	$263.6	$251.7	$268.6	$240.7
Average annualized yield	0.20%	0.21%	0.22%	0.21%	0.23%

Investment product fee revenue (in millions)	$137	$143	$141	$280	$274

NOTE: See Glossary of Terms on the Company's website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Dollars in millions, except per share amounts

(Unaudited)

	Quarter Ended						Six Months Ended
	Mar. 31, 2019		Dec. 31, 2018		Mar. 31, 2018		Mar. 31, 2019		Mar. 31, 2018
Non-GAAP Net Income and Non-GAAP Diluted EPS (1)	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Net income and diluted – EPS (GAAP)	$499	$0.89	$604	$1.07	$271	$0.48	$1,103	$1.96	$568	$1.00
Non-GAAP adjustments:
Amortization of acquired intangible assets	31	0.06	31	0.05	37	0.06	62	0.11	75	0.13
Acquisition-related expenses	—	—	—	—	158	0.28	—	—	337	0.59
Income tax effect of above adjustments	(8)	(0.02)	(8)	(0.01)	(52)	(0.09)	(16)	(0.03)	(111)	(0.19)

Non-GAAP net income and non-GAAP diluted EPS	$522	$0.93	$627	$1.11	$414	$0.73	$1,149	$2.04	$869	$1.53

	Quarter Ended						Six Months Ended
	Mar. 31, 2019		Dec. 31, 2018		Mar. 31, 2018		Mar. 31, 2019		Mar. 31, 2018
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (2)
Net income – (GAAP)	$499	34.4%	$604	39.8%	$271	19.2%	$1,103	37.2%	$568	21.3%
Add:
Depreciation and amortization	36	2.5%	35	2.3%	35	2.5%	71	2.4%	69	2.6%
Amortization of acquired intangible assets	31	2.1%	31	2.0%	37	2.6%	62	2.1%	75	2.8%
Interest on borrowings	37	2.5%	32	2.1%	24	1.7%	70	2.4%	44	1.6%
Provision for income taxes	169	11.6%	174	11.5%	101	7.1%	343	11.6%	107	4.0%

EBITDA – (non-GAAP)	$772	53.2%	$876	57.8%	$468	33.1%	$1,649	55.6%	$863	32.3%

	As of
	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018
Liquid Assets (3)
Cash and cash equivalents – (GAAP)	$2,674	$5,117	$2,690	$1,343	$1,373
Less: Non-corporate cash and cash equivalents	(2,020)	(4,247)	(2,307)	(1,044)	(1,013)

Corporate cash and cash equivalents	654	870	383	299	360
Corporate investments	894	884	386	388	292
Excess regulatory net capital over management targets	1,061	862	296	166	119

Liquid assets – (non-GAAP)	$2,609	$2,616	$1,065	$853	$771

Note: The term "GAAP" in the following explanation refers to generally accepted accounting principles in the United States.

(1)

Non-GAAP net income and non-GAAP diluted earnings per share (EPS) are non-GAAP financial measures as defined by SEC Regulation G. We define non-GAAP net income as net income adjusted to remove the after-tax effect of amortization of acquired intangible assets and acquisition-related expenses. We consider non-GAAP net income and non-GAAP diluted EPS as important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of our underlying business performance. Acquisition-related expenses are excluded as these costs are not representative of the costs of running the Company’s on-going business. Non-GAAP net income and non-GAAP diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net income and diluted EPS.

(2)

EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA to be an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, GAAP pre-tax income, net income and cash flows from operating activities.

(3)

Liquid assets is considered a non-GAAP financial measure as defined by SEC Regulation G. Liquid assets represents available capital, including any capital from our regulated subsidiaries in excess of established management operational targets. We include the excess capital of our regulated subsidiaries in the calculation of liquid assets, rather than simply including regulated subsidiaries' cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the regulated subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the regulated subsidiaries to the parent company. Liquid assets should be considered as a supplemental measure of liquidity, rather than as a substitute for GAAP cash and cash equivalents.

Liquid assets may be utilized for general corporate purposes and is defined as the sum of (a) corporate cash and cash equivalents, (b) corporate investments, less securities sold under agreements to repurchase, and (c) our regulated subsidiaries' net capital in excess of minimum operational targets established by management. Corporate cash and cash equivalents includes cash and cash equivalents from our investment advisory subsidiaries. Liquid assets is based on more conservative measures of net capital than regulatory requirements because we generally manage to higher levels of net capital at our regulated subsidiaries than the regulatory thresholds require. Please see footnote (2) within the selected operating data metrics regarding the change in presentation from prior periods.